                                                                      EXHIBIT 11

                           DELL COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                      ------------------------------    ------------------------------
                                                      JULY 30, 1995    JULY 31, 1994    JULY 30, 1995    JULY 31, 1994
                                                      -------------    -------------    -------------    -------------
Primary earnings per common share:

Calculation of weighted average shares:
 Weighted average shares of common stock
  outstanding                                             45,407           38,338           43,681           38,224
 Weighted average shares of common stock
  equivalents, utilizing the treasury stock method         3,714            2,282            3,628            2,309
                                                         -------          -------         --------          -------
 Weighted average shares outstanding
                                                          49,121           40,620           47,309           40,533
                                                         =======          =======         ========          =======
Earnings:
 Net income available to common stockholders             $64,970          $26,371         $115,030          $43,157
                                                         =======          =======         ========          =======

Earnings per common share                                  $1.32            $0.65            $2.43            $1.06
                                                         =======          =======         ========          =======

Fully diluted earnings per common share:

Calculation of weighted average shares:
 Weighted average shares of common stock
  outstanding                                             45,407           38,338           43,681           38,224
 Weighted average shares of common stock
  equivalents, utilizing the treasury stock method         3,950            2,446            4,065            2,569
 Assumed conversion of preferred stock                       253(a)         5,263            1,684(a)         5,263
                                                         -------          -------         --------          -------
 Weighted average shares outstanding                      49,610           46,047           49,430           46,056
                                                         =======          =======         ========          =======

Earnings:
 Net income available to common stockholders             $64,970          $26,371         $115,030          $43,157
 Add:  preferred dividends                                   105            2,188            1,397(b)         4,375
                                                         -------          -------         --------          -------
 Adjusted net income available to common
  stockholders                                           $65,075          $28,559         $116,427          $47,532
                                                         =======          =======         ========          =======

Earnings per common share                                  $1.31            $0.62            $2.36            $1.03
                                                         =======          =======         ========          =======

____________

(a) Assumes conversion of the 60,000 shares of outstanding Preferred Stock at the beginning of the second quarter and the six-month period and assumes conversion of the remaining Preferred Stock (those shares which were converted in March 1995) from the beginning of the six-month period to the actual conversion date.

(b) Preferred dividends are exclusive of the conversion premium and expenses of the conversion offer.